UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On February 10, 2009, the Organization and Compensation Committee of the Board of Directors of The Cooper Companies, Inc. adopted a form of Long-Term Performance Share Award Agreement (the “Performance Award Agreement”) for use in connection with grants under our Amended 2007 Long-Term Incentive Plan (the “2007 Plan”).

The Performance Award Agreements provide for the issuance of shares of our common stock at the end of a three year period, if our earnings per share meets certain performance targets. The awards granted in 2009 vest based on satisfaction of earnings per share performance targets at the end of fiscal year 2011. Future awards may vest based on any of the performance criteria set forth in the 2007 Plan.

The number of shares that may be issued to each award recipient ranges from a minimum award of no shares to a maximum of 150% of the target award, depending on the level of achievement of the performance conditions. The awards granted in 2009 provide for awards to Cooper’s Named Executive Officers as follows:

Name	Threshold	Target	Maximum

Robert S. Weiss	5,000 shares	10,000 shares	15,000 shares

Eugene J. Midlock	2,250 shares	4,500 shares	6,750 shares

John A. Weber	2,250 shares	4,500 shares	6,750 shares

Carol R. Kaufman	1,650 shares	3,300 shares	4.950 shares

Paul L. Remmell	1,650 shares	3,300 shares	4.950 shares

In addition to award amounts, the Performance Award Agreement contains certain expiration, termination, forfeiture and claw-back provisions based on a recipient’s termination of employment or violation of certain other terms within the Agreement.

The foregoing description of the Performance Award Agreement is qualified in its entirety by the full text of the form of Long-Term Performance Share Award Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Long-Term Performance Share Award Agreement pursuant to The Cooper Companies, Inc. Amended 2007 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: February 13, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Long-Term Performance Share Award Agreement pursuant to The Cooper Companies, Inc. Amended 2007 Long-Term Incentive Plan